UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2015 (November 3, 2015)

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Incremental Amendment to Senior Unsecured Credit Facility

On November 3, 2015, Olin Corporation (“Olin”) and Blue Cube Spinco Inc. (“Spinco”) entered into an Incremental Term Loan Amendment (the “Incremental Amendment”) with a syndicate of lenders and Sumitomo Mitsui Banking Corporation, as administrative agent (the “Administrative Agent”) with respect to the Credit Agreement dated as of August 25, 2015 (as amended, the “Credit Agreement”), among Olin, Spinco, the lenders party thereto and the Administrative Agent.

On November 5, 2015, Olin borrowed $200,000,000 of additional terms loans pursuant to the Incremental Amendment.  As a result of the borrowing, the commitments available to Olin under the Incremental Amendment were reduced to $0.  The additional term loans have substantially identical terms and conditions as the other term loans outstanding under the Credit Agreement.

The term loans under the Credit Agreement are expected to mature on October 5, 2018.  The term loans have no scheduled amortization payments.

The obligations under the Credit Agreement are obligations of Olin and are unsecured.  The obligations under the Credit Agreement are guaranteed by Spinco.

Borrowings under the Credit Agreement bear interest at a per annum rate equal to a “base rate” or “Eurodollar rate” plus an interest rate spread determined by reference to a pricing grid based on Olin’s total leverage ratio.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants which are substantially similar to those included in Olin’s other existing senior credit facilities which were entered into on June 23, 2015 and are described in Olin’s Form 8-K filed with the SEC on June 29, 2015. The obligations of Olin under the Credit Agreement may be accelerated upon customary events of default, including non−payment of principal or interest, breaches of covenants, cross−defaults to other material debt and specified bankruptcy events.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01 – EXHIBITS.

Exhibit No.	Exhibit
10.1
Incremental Term Loan Amendment dated as of November 3, 2015, among Olin Corporation, Blue Cube Spinco Inc., certain lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

	By:	/s/ George Pain
Name: George H. Pain
Title: Senior Vice President, General Counsel and Secretary

Date: November 9, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1
Incremental Term Loan Amendment dated as of November 3, 2015, among Olin Corporation, Blue Cube Spinco Inc., certain lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.